UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 Date Of Report
                       (Date Of Earliest Event Reported):

                                January 26, 1999


                               Saville Systems PLC
             (Exact name of registrant as specified in its charter)


                         Commission File Number 0-27176

                               Republic of Ireland
         (State or other jurisdiction of incorporation or organization)

                                 Not Applicable
                      (I.R.S. Employer Identification No.)

                   IDA Business Park, Dangan, Galway, Ireland
               (Address of principal executive offices, including
                                    zip code)


                               011-353-9-152-6611
              (Registrant's telephone number, including area code)

Item 5.        Other Events

On January 26, 1999, Saville Systems Plc. ("Saville") issued a press release which is attached hereto as Exhibit 99.



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)  Financial Statements of Business Acquired:  not applicable.

         (b)  Pro Forma Financial Information:  not applicable.

         (c)  Exhibits.

              Exhibit 99:  Press Release of the Company, dated January 26, 1999

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                SAVILLE SYSTEMS PLC
                                (Registrant)



Date:  January 26, 1999         By:  /s/ Christopher A. Hanson
                                Christopher A. Hanson
                                Chief Financial Officer
                                (Principal Financial and Accounting Officer)

                               SAVILLE SYSTEMS PLC
                                 FORM 8-K REPORT

                                INDEX TO EXHIBITS

Exhibit No.                Description

      99                   Press Release of the Company, dated January 26, 1999

                                                                     Exhibit 99


Contacts: Chris Hanson              Vicki Nahrung         Winnie Loeffler
          Chief Financial Officer   Director of           Vice President
          Saville Systems           Investor Relations    Abernathy MacGregor
                                    Saville Systems       Frank
          (781) 270-6500            (781) 270-6500        (212) 371-5999


                     SAVILLE CLOSES 1998 WITH RECORD RESULTS


              Fourth Quarter Revenue and Earnings at Record Levels

Burlington, Mass., January 26, 1999 -- Saville Systems PLC (NASDAQ: SAVLY), a leading provider of convergent billing and customer care software solutions for the telecommunications industry, today announced record fourth quarter revenue of $44.2 million, representing a 35% increase over revenue of $32.8 million for the same period in the previous year. Net income for the fourth quarter was also a record at $10.1 million, or $0.25 per diluted share, compared to $7.8 million, or $0.20 per diluted share for the fourth quarter of 1997.

Annual revenue for 1998 was $167.7 million, representing a 57% increase over 1997 results of $107.0 million. Net income for 1998, excluding a one-time charge for purchased in-process research and development, was $36.5 million, or $0.90 per diluted share, as compared to $23.9 million, or $0.61 per diluted share, for 1997. Including the one-time charge of $17.7 million (net of an associated tax benefit of $1.1 million) taken in the second quarter of 1998 for certain technology under development at the time of acquisition and associated acquisition costs and expenses, net income for 1998 was $18.9 million, or $0.47 per diluted share. Cash and short-term investment balances increased 28% to an all-time high of $87.8 million from $68.8 million at December 31, 1997.

Jack Boyle, Saville's Chairman and CEO, commented: "Looking back on 1998, we are pleased with our international expansion, the introduction of our new products and corporate initiatives, and our overall financial performance. Our fourth quarter saw strong growth in our worldwide customer base with new customers licensing our products in Latin America, Europe and North America. In addition, non-U.S. revenue grew to almost 40% of total annual revenue, and new 1998 contracts represent a balanced mix of our AS/400 and Unix product offerings."

Boyle added, "In 1999, we look forward to continued international growth and the release of new products which will significantly broaden our product suite. We are committed to providing our customer base with the strategic and competitive advantages they require to succeed in this highly competitive marketplace and we will continue to invest in our products and people in order to achieve this objective."

As mentioned above, the Company recorded a one-time charge for purchased in-process research and development ("IPRD") in its operating results for the second quarter of 1998. This one-time charge was recorded in accordance with U.S. generally accepted accounting principles and established industry practice, and was supported by an independent third party valuation. Since that time, however, the U.S. Securities and Exchange Commission ("SEC") has expressed views on valuation methods for purchased IPRD, which differ from prior industry practice. The Company has been advised that the SEC and the accounting profession are currently in a dialogue regarding specific guidelines and their possible retroactive application. The Company is working closely with its independent auditors to make a determination as to the application of the SEC's recent statements to the Company's IPRD valuation, and the resulting effect on the charge taken in the second quarter. An adjustment to the IPRD valuation, if any, would have no effect upon the financial condition or liquidity of the Company. The Company will issue a press release announcing its final determination and any resulting accounting adjustments.

Founded in 1982, Saville is a leading provider of convergent billing and customer care solutions for the telecommunications industry. Saville operates globally with offices in the U.S., Canada, Ireland, Australia, U.K. and Germany, and has more than 1,400 employees worldwide. Saville is a publicly held company, traded on the Nasdaq National Market (US) market under the symbol SAVLY. For more information, Saville can be reached at www.savillesys.com, or call (+1) 781-270-6500.

This press release contains forward-looking  statements, as that term is used in
Section 21E of the Securities Exchange Act of 1934, that involve a number of risks and uncertainties. These forward-looking statements include Mr. Boyle's comments on expected growth, the release of new products and product line investments. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the company's periodic reports and registration statements filed with the Securities and Exchange Commission, including in Item 2 of the company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, which risks include those associated with customer concentration, intense competition, product development and market acceptance, international market fluctuations, the management of rapid operations expansion and the availability of favorable tax treatment.


Note: Consolidated Statements of  Income and Consolidated Balance Sheets follow.

Saville Systems PLC


CONSOLIDATED STATEMENTS OF INCOME

(unaudited)
(in thousands of U.S. dollars, except share and per share data)


                                      Three months ended        Year ended
                                      Dec. 31   Dec. 31     Dec. 31    Dec. 31
                                        1998      1997       1998       1997
                                    (unaudited)(unaudited)(unaudited)
------------------------------------ ---------- -------- ----------- -----------

REVENUE
Services                               $32,345  $25,678    $124,730     $84,856
License fees                            11,850    7,163      42,975      22,189
------------------------------------ ---------- -------- ----------- -----------
Total revenue                           44,195   32,841     167,705     107,045
------------------------------------ ---------- -------- ----------- -----------

EXPENSES
Cost of services                        15,972   11,266      61,588      39,603
Cost of license fees                       347      198       1,269         579
Sales and marketing                      2,366    1,942       8,668       6,266
Research and development                 6,128    3,330      21,389      10,146
General and administrative               7,642    6,297      30,816      20,444
Charge for purchased
  in-process and development                 -        -      18,808           -
------------------------------------ ---------- -------- ----------- -----------
Total expenses                          32,455   23,033     142,538      77,038
------------------------------------ ---------- -------- ----------- -----------

Income from operations                  11,740    9,808      25,167      30,007
Other income, net                        1,173      645       3,364       2,154
------------------------------------ ---------- -------- ----------- -----------

Income before income taxes              12,913   10,453      28,531      32,161
Provision for income taxes               2,850    2,573       9,664       7,989
------------------------------------ ---------- -------- ----------- -----------

Income before minority interest         10,063    7,880      18,867      24,172
Minority interest share in
subsidiaries'net income                      -       70           -         235
------------------------------------ ---------- -------- ----------- -----------
Net income                             $10,063   $7,810     $18,867     $23,937
------------------------------------ ---------- -------- ----------- -----------

Basic earnings per share                 $0.26    $0.21       $0.49       $0.65
Diluted earnings per share               $0.25    $0.20       $0.47       $0.61
------------------------------------ ---------- -------- ----------- -----------

(in thousands)
Ordinary shares                         38,827   37,356      38,471      36,745
Ordinary shares assuming dilution       39,794   40,012      40,545      39,323
------------------------------------ ---------- -------- ----------- -----------

Saville Systems PLC


CONSOLIDATED BALANCE SHEETS


(in thousands of U.S. dollars, except share data amounts)


                                                         As of December 31
                                                        1998           1997
                                                    (unaudited)
-------------------------------------------------- ------------- -------------

ASSETS
Current
Cash and cash equivalents                               $40,330       $55,785
Short-term investments                                   47,492        13,015
Accounts receivable, less allowance
  for doubtful accounts of  $1,943 and
  $1,687, respectively                                   43,729        22,373
Prepaid expenses and other assets                         4,471         3,581
-------------------------------------------------- ------------- -------------
Total current assets                                    136,022        94,754
Property and equipment, net                              12,277        10,621
Other assets, net                                         5,915           -
-------------------------------------------------- ------------- -------------
Total assets                                           $154,214      $105,375
-------------------------------------------------- ------------- -------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable                                          5,377         5,336
Accrued compensation and related benefits                 7,128         5,248
Accrued expenses and other liabilities                    4,644         3,084
Income taxes payable                                      9,116         7,167
Deferred revenue                                            947         3,402
Current portion of long-term liabilities                  1,116           134
-------------------------------------------------- ------------- -------------
Total current liabilities                                28,328        24,371
Long-term liabilities                                     1,178           336
Minority interest                                           361           366
-------------------------------------------------- ------------- -------------
Total liabilities                                        29,867        25,073
-------------------------------------------------- ------------- -------------

Shareholders' equity
Ordinary Shares, nominal value $0.0025 per share
     Authorized:  75,000,000
     Issued and outstanding:  38,938,488
     and 37,504,596                                          97            94
Deferred Ordinary Shares, nominal value
     IR(pound)1.00 per share
     Authorized, issued and outstanding:  30,000             48            48
Additional paid-in capital                               63,766        37,734
Retained earnings                                        61,617        42,750
Accumulated other comprehensive income                  (1,181)         (324)
-------------------------------------------------- ------------- -------------
Total shareholders' equity                              124,347        80,302
-------------------------------------------------- ------------- -------------
Total liabilities and shareholders' equity             $154,214      $105,375
-------------------------------------------------- ------------- -------------